EXHIBIT 99.1

City National Acquires Banking Operations of 1st Pacific Bank of California

Significantly Expands City National's Presence in San Diego

Adds $320 Million in Assets and $250 Million in Deposits

LOS ANGELES, May 7, 2010 (GLOBE NEWSWIRE) -- City National Corporation (NYSE:CYN) today announced that its wholly owned subsidiary, City National Bank, has acquired the banking operations of San Diego, Calif.-based 1st Pacific Bank of California in a purchase and assumption agreement with the Federal Deposit Insurance Corporation (FDIC).

City National will acquire six banking offices and approximately $320 million in assets, including about $270 million in loans that will be subject to a loss-sharing agreement with the FDIC. It also will assume about $250 million of deposits. These amounts reflect balances on April 21, 2010. Most of the deposits were acquired at a premium of approximately 1.6 percent.

"City National has been serving San Diego for more than 30 years, and this acquisition underscores our expanding commitment to the community," said Chief Executive Officer Russell Goldsmith.  "It's a good fit for the clients of both banks. The addition of 1st Pacific, its outstanding colleagues, and its six branches will strengthen City National's ability to provide clients of both banks, as well as other San Diego entrepreneurs, businesses and professionals, with the outstanding service and financial solutions of America's 27th largest bank."

City National has been doing business in San Diego County since 1979 and today employs more than 120 people there. In addition to its full-service regional center, the company has branches in downtown San Diego and Carlsbad. Moreover, San Diego is also home to City National's 401(k) administration program, which oversees investment assets of $4.2 billion for companies nationwide. Two of the company's directors are local residents and real estate executives. Ashok Israni is president and chairman of Pacifica Companies, and Richard Bloch is a partner and co-founder of CLB Partners.

In San Diego County there are an estimated 3 million people, 8,000 businesses and 58,000 households with investable assets of $1 million or more.

Today's acquisition announcement follows a decision by the California Department of Financial Institutions to close 1st Pacific Bank and appoint the FDIC as receiver. 1st Pacific Bank's $250 million of deposits include approximately $125 million in core deposits and $122 million in certificates of deposit. Its $270 million loan portfolio consists of $147 million in commercial real estate and commercial and industrial loans, $76 million in construction loans, and approximately $47 million in residential and consumer loans.

1st Pacific Bank's six branches will reopen for normal business hours on Monday, May 10. They will continue to operate under 1st Pacific's name for a period of time that may extend until the company's systems are merged with those of City National Bank in the second half of 2010. Until then, 1st Pacific Bank's clients should continue to use the same branches they do today.

1st Pacific Bank's depositors will benefit from the strength and soundness of City National Bank, and their insured deposit accounts will remain insured by the FDIC, just as they were before the acquisition. 1st Pacific's clients will retain complete access to their money, and they may continue to write checks and use their ATM and debit cards. Checks drawn on 1st Pacific Bank will continue to be processed.  Loan customers should continue to make their payments as usual.

ABOUT CITY NATIONAL

City National Bank is the wholly owned subsidiary of City National Corporation. It is backed by $20.1 billion in total assets, and provides banking, investment and trust services through 67 offices, including 17 full-service regional centers, in Southern California, the San Francisco Bay Area, Nevada and New York City. The company and its investment affiliates manage or administer $55.8 billion in client investment assets, including nearly $36 billion under direct management.

Today's announcement marks the second FDIC-assisted acquisition made by City National, which acquired La Jolla-based Imperial Capital Bank on December 18, 2009.

For more information about City National, visit the company's Website at cnb.com.

The City National Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3142

SAFE-HARBOR LANGUAGE

This news release contains forward-looking statements about the company, for which the company claims the protection of the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

Forward-looking statements are based on management's knowledge and belief as of today and include information concerning the company's possible or assumed future financial condition, and its results of operations, business and earnings outlook. These forward-looking statements are subject to risks and uncertainties. A number of factors, some of which are beyond the company's ability to control or predict, could cause future results to differ materially from those contemplated by such forward-looking statements. These factors include (1) local, regional and international business, economic and political conditions, (2) volatility in financial markets, including capital and credit markets, (3) significant changes in banking laws or regulations, including without limitation, broad-based restructuring of financial industry regulation, (4) increases and required prepayments in Federal Deposit Insurance Corporation premiums and special federal assessments on financial institutions due to market developments and regulatory changes, (5) changes in the level of nonperforming assets, charge-offs, other real estate owned and provision expense, (6) incorrect assumptions in the value of the loans acquired in FDIC-assisted acquisitions resulting in greater than anticipated losses in the acquired loan portfolios exceeding the losses covered by the loss-sharing agreements with the FDIC, (7) changes in inflation, interest rates, and market liquidity which may impact interest margins and impact funding sources, (8) adequacy of the company's enterprise risk management framework, (9) company's ability to increase market share and control expenses, (10) company's ability to attract new employees and retain and motivate existing employees, (11) increased competition in the company's markets, (12) changes in the financial performance and/or condition of the company's borrowers, including changes in levels of unemployment, changes in customers' suppliers, and other counterparties' performance and creditworthiness, (13) a substantial and permanent loss of either client accounts and/or assets under management at the company's investment advisory affiliates or its wealth management division, (14) changes in consumer spending, borrowing and savings habits, (15) soundness of other financial institutions which could adversely affect the company, (16) protracted labor disputes in the company's markets, (17) earthquake, fire or other natural disasters affecting the condition of real estate collateral, (18) the effect of acquisitions and integration of acquired businesses and de novo branching efforts, (19) the impact of changes in regulatory, judicial or legislative tax treatment of business transactions, (20) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or regulatory agencies, and (21) the success of the company at managing the risks involved in the foregoing.

Forward-looking statements speak only as of the date they are made, and the company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the statements are made, or to update earnings guidance, including the factors that influence earnings.

For a more complete discussion of these risks and uncertainties, see the company's Annual Report on Form 10-K for the year ended December 31, 2009 and particularly Part I, Item 1A, titled "Risk Factors."

CONTACT:  City National
          Financial/Investors
          Christopher J. Carey
            310.888.6777
            Chris.Carey@cnb.com
          Media
          Cary Walker
            213.673.7615
            Cell: 213.447.8269
            Cary.Walker@cnb.com